UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g)

OF THE SECURITIES EXCHANGE ACT OF 1934

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0430924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2065 Hamilton Avenue San Jose, California	95125
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Notes due 2056	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-197522 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:	None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 6.00% Notes due 2056 (the “Notes”) of eBay Inc. (the “Company”) is set forth under the heading “Description of Debt Securities” in the Prospectus dated July 18, 2014, included in the Company’s Registration Statement on Form S-3 (Registration No. 333-197522), which became effective upon its filing with the Securities and Exchange Commission (the “Commission”) on July 18, 2014, as supplemented by the description set forth under the heading “Description of Notes” in the Company’s Prospectus Supplement dated February 22, 2016, filed with the Commission on February 23, 2016 under Rule 424(b)(5) under the Securities Act of 1933, as amended. Such description, as so supplemented, is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

1.	Indenture, dated as of October 28, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 28, 2010, File No. 000-24821).

2.	Supplemental Indenture, dated as of October 28, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 28, 2010, File No. 000-24821).

3.	Officers’ Certificate, dated as of February 29, 2016, establishing the terms and form of the Notes (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 29, 2016, File No. 000-24821).

4.	Form of the Note (included in Exhibit 3).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

eBay Inc.

Date: March 9, 2016	By:	/s/ Kathryn W. Hall
	Name:	Kathryn W. Hall
	Title:	Vice President, Legal, Deputy General Counsel and Assistant Secretary

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